UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008
PLEXUS CORP.
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(920) 722-3451
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 13, 2008, the shareholders of Plexus Corp. (the “Company”) approved the Plexus Corp. 2008 Long-Term Incentive Plan (the “2008 Long-Term Plan”) at the 2008 Annual Meeting of Shareholders. The 2008 Long-Term Plan is designed to provide a means to attract and retain talented personnel and to provide to participating directors, officers and other key employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the Company. These purposes may be achieved under the 2008 Long-Term Plan through the grants of Options to purchase the Company’s Common Stock, Stock Appreciation Rights, Restricted Stock (including restricted stock shares or restricted stock units), Performance Stock Awards and Cash Bonus Awards.
     The full text of the 2008 Long-Term Plan is included as Appendix A to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2007, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 13, 2008, the Board of Directors of the Company amended and restated the Company’s bylaws (the “Bylaws”). The new Bylaws reflect a complete update and revision. A summary of the key changes included in the Bylaws is listed below:
•	Section 2.02 was amended to require shareholders seeking to call a special meeting of shareholders to follow certain procedural requirements. These procedural requirements are designed to insure that (i) only shareholders who are eligible to call a special meeting under Wisconsin law are permitted to do so and (ii) the Company is provided with adequate advance notice of any special meeting.
•	Section 2.07(b) now contains provisions allowing shareholder meetings to be adjourned or postponed by the Board of Directors or the Chairman. These provisions would allow for adjournments and postponements when such actions are deemed in the best interests of shareholders.
•	Section 2.08 was amended to include provisions specifically authorizing the Board of Directors or designated officers to adopt rules and procedures for the conduct of shareholders meetings.
•	Section 2.13 was added to modify the advance notice requirements for shareholders seeking to bring matters before or nominate director candidates at an annual or special meeting of shareholders. These provisions are intended to help assure that the Company and shareholders are provided with adequate notice of issues that may be raised at a shareholders meeting.
Thus, under the new Bylaws, for the 2009 Annual Meeting of Shareholders, any proposal for action, or nomination to the Board of Directors, proposed other than by the Board of Directors must be received by the Company in writing, together with specified accompanying information, between October 6, 2008, and November 2,

2008. This new deadline replaces the former December 4, 2008 requirement, as set forth in the Company’s Definitive Proxy Statement, which was first made available to shareholders on December 17, 2007.
•	Section 3.01 now eliminates the minimum number of directors; however, the maximum number of directors authorized by the Bylaws remains at nine. The precise number of directors will continue to be set by the Board of Directors.
•	Section 3.02 was amended to provide that directors may only be removed by the shareholders for “cause,” unless a majority of the directors vote to allow removal without cause.
•	The amended Bylaws reflect certain recent changes to Wisconsin law, including the relaxation of the limitations imposed on the delegation of authority to Board committees, as set forth in amended Section 3.12.
•	Articles III and IV retain the existing provisions regarding director retirement and the role and responsibilities of the officers, with one exception being that the amended Bylaws do not specifically identify the “Treasurer” or the “Chief Operating Officer” as corporate officers, to permit further flexibility in the designation of officers.
•	Article VIII of the amended Bylaws has been modified strengthen those provisions, including the addition of presumptions relating to the eligibility for indemnification.
     The full text of the Company’s Bylaws, as amended and restated, is filed as Exhibit 3.1 to this Report on Form 8-K, and is incorporated herein by reference. For further reference, Exhibit 99.1 is a copy of the Bylaws marked to show changes from the Company’s Bylaws as last amended on November 15, 2007.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, adopted on February 13, 2008

10.1
Plexus Corp. 2008 Long-Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement for its 2008 Annual Meeting of Shareholders, filed with the Commission on December 17, 2007)

99.1	Marked copy of the Bylaws, showing changes from the prior version
*   *   *   *   *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2008	PLEXUS CORP. (Registrant)
	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Vice President, General Counsel and Secretary

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